Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF
MED ONE OAK, INC.
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANESOXLEY ACT OF 2002

In connection with this quarterly report on Form 10Q of Med One Oak, Inc. (the “Company”) for the period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chase Chandler, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the SarbanesOxley Act of 2002, based on my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 20, 2014	By: /s/ Chase Chandler

Chief Executive Officer and President
(Principal Executive Officer)

This certification accompanies the Report pursuant to § 906 of the SarbanesOxley Act of 2002 and shall not, except to the extent required by the SarbanesOxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.